Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT


NAME                          JURISDICTION OF INCORPORATION
----                          -----------------------------

Triad Guaranty Insurance                Illinois
   Corporation

Triad Guaranty Assurance                Illinois
   Corporation